UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 24, 2007
THE TALBOTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12552	41-1111318

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (781) 749-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EX-10.1 Tenth Amendment, dated as of January 26, 2007
EX-10.2 Notice to Intention to Extend Revolving Credit Period, dated as of January 24, 2007
EX-10.3 Letter regarding Revolving Credit Agreement, dated January 12, 2007

INFORMATION TO BE INCLUDED IN THE REPORT
Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
Renewal of Banking Facilities
     On January 24, 2007, the Bank of Tokyo—Mitsubishi UFJ Trust Company approved an extension of its credit agreement with The Talbots, Inc. to January 25, 2009. The facility provides for maximum available borrowing of $8,000,000.
     On January 26, 2007, the Sumitomo Mitsui Banking Corporation approved an extension of its credit agreement with The Talbots, Inc. to January 26, 2009. The facility provides for maximum available borrowing of $16,000,000.
     On January 12, 2007, Mizuho Corporate Bank, Ltd. approved an extension of its credit agreement with The Talbots, Inc. to January 25, 2009. The facility provides for maximum available borrowing of $18,000,000.
     All of the credit facilities can be extended annually upon mutual agreement. Interest terms on the unsecured revolving credit agreements are fixed, at the Company’s option, for periods of one, three, or six months.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1	Tenth Amendment, dated as of January 26, 2007, to the Revolving Credit Agreement between The Talbots, Inc. and Sumitomo Mitsui Banking Corporation

10.2	Notice of Intention to Extend Revolving Credit Period, dated as of January 24, 2007, between Talbots, Inc. and the Bank of Tokyo-Mitsubishi UFJ Trust Company.

10.3	Letter regarding Revolving Credit Agreement, dated as of January 12, 2007, between The Talbots, Inc. and Mizuho Corporate Bank, Ltd.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.

Date January 30, 2007	By:	/s/ Carol Stone
		Name:	Carol Stone
		Title:	Vice President, Corporate Controller